For Immediate Release
Pricester and International Economic Development Council Set to Help Small Businesses


HOLLYWOOD, FL (April 19, 2007) - Pricester.com, an innovator in bringing cost-effective website development and Internet marketing services to the small business sector, will be directly communicating with economic development professionals throughout the United States. The US Government has recognized the importance of e-commerce. A federal report late last year showed that Internet sales are increasing six times the national average totaling $27.5 Billion. Pricester is benefiting from this exponential growth of e-commerce. Recently the company released its annual report showing its revenues increased almost 500% over the previous year.

Working with the International Economic Development Council in Washington, D.C., the purpose of this program will be to showcase Pricester's services and to assist Council members in determining the various e-commerce and Internet presence needs of emerging small business communities. Pricester's ability to help small businesses engage in Internet commerce will not only help the company, but the Council and the small business community as well.

Jeff Finkle, President of the Council, stated, "It is clear that Pricester.com is making its mark in the virtual marketplace, and I applaud you for providing what seems to be a truly innovative business solution to small-scale entrepreneurs."

Pricester's CEO, Ed Dillon, commented: "The Council's excellent work with companies, financial institutions, economic consultants and other organizations to advance the growth of small businesses is a close parallel to Pricester's product philosophy and pricing structures. Pricester will utilize this opportunity to continue to develop and make available cost-efficient solutions for developing businesses."


About Pricester.Com:
Pricester.Com is an e-commerce company currently operating a website that enables any business to establish a fully functional online retail presence. The company's website, http://www.Pricester.com , is an Internet marketplace which allows vendors to host their website with product and service listings and allows consumers to search for those
same listed products and services.   The Pricester.Com logo is
available at http://www.primezone.com/newsroom/prs/?pkgid=2804

Forward Looking Statements
Except for historical matters contained herein, the matters discussed in this release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these statements reflect numerous assumptions and involve risks and uncertainties that may affect Pricester.com, Inc., its business and prospects, and cause actual results to differ materially from these statements. Among these factors are Pricester.com, Inc.'s operations; competition; barriers to entry; reliance on strategic relationships; rapid technological changes; inability to complete transactions on favorable terms; the schedule and sell-through for websites; consumer demand for websites; the timing of the introduction of new generation competitive ecommerce systems, pricing changes by key vendors for hardware and software, the timing of any such changes, and the adequacy of supplies of new software product. In light of the risks and uncertainties inherent in these forward-looking statements, they should not be regarded as a representation by Pricester.com, Inc. or any other person that the projected results, objectives or plans will be achieved. Pricester.com, Inc. undertakes no obligation to revise or update the forward-looking statements to reflect events or circumstances after the date hereof.

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CONTACT:

Pricester.com, Inc.
Investor Relations
Ed Dillon
(954) 272-1200                  edillon@pricester.com

AGORACOM Investor Relations
www.agoracom.com/IR/Pricester
prcc@agoracom.com